Exhibit (c)(12)

Deutsche Bank Preliminary DRAFT for Corporate & Investment Bank discussion purposes only Project Pine Fairness Committee discussion materials February 28, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Contents Section 1 Situation update 1 2 Summary of financial projections 7 3 Valuation summary 9 Appendix I Additional materials 25 Deutsche Bank Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 1 Situation update

Summary of recent public issues facing the Company Price performance(a) LTM 3-month 6-month (62.8)% (26.1)% (32.2)% 2/27/2017 4/4/2017 Pine announces 2016 2016 10-K filed 9/14/2017 10-K filing delay Announced sale of $30.00 11/8/2017 6/5/2017 policy administration Q3 earnings release; CFO replaced system to NGHC for $200mm exhaustion of Premia adverse development cover 5/8/2017 $25.00 Q1 earnings release 11/6/2017 AM Best places credit rating under review; Sale of FeeCo in $1.1bn $20.00 3/16/2017 LBO with MDP 1/9/2018 $ ) Extended deadline to Public announcement of ( proposed offer of $12.25 file 2016 10-K and price announcement of per share by Stone Point tock further delay Capital ( Stone Point ) S and the Karfunkel / Zyskind family ( Family ) $15.00 4/10/2017 WSJ article $12.45 6/9/2017 Sale of $200mm stake $10.00 in National General 11/13/2017 5/25/2017 Pine downgraded by 11/16/2017 Announced $300mm JMP WSJ article private placement with members of the Family $5.00 Jan-17 Mar-17 May-17 Aug-17 Oct-17 Dec-17 Feb-18 Deutsche Bank Note: Market data as of 2/27/2018. 1 (a) Reflects the percentage change in stock price as of January 9, 2018. Corporate & Investment Bank Source: Company filings, Wall Street research, FactSet, Internet publications

Summary of recent issues affecting Pine not in the public domain

10-K filing delay (not public yet)	– Filing of the 10-K and announcement of Q4 and full-year financials will be delayed for the second year in a row – The Company will also announce that it has identified material weakness in its internal controls over financial reporting – Management's latest indication is that the Company expects to deliver consolidated financials to KPMG for review on February 28th – Discussions with KPMG have been ongoing, with a number of key items in focus (e.g. DAC, goodwill) – Restatement of prior year results could not be ruled out with certainty – The Company expects to make an announcement regarding the delay in filing of the 10-K on March 1st after market close
A.M. Best credit rating (not public yet)	– A.M. Best credit rating of "A" (negative watch) has been "under review with negative implications" since November 6th, 2017 – On February 26th, the Company informed A.M. Best that it is likely to delay the filing of the 10-K – A.M. Best advised Pine Management that they would convene a ratings committee meeting over the next couple of days
Reinsurance (became public only on February 27th, 2018)	– Maiden Holdings ('Maiden') is the largest reinsurance counterparty of Pine; The Family is the founder and largest shareholder of Maiden (~17.5%) – Maiden has a market cap of $609 million as of 2/27/2018; As of 12/31/2016, the Company had a $2.5bn reinsurance recoverable from Maiden – On Feb 27th, Maiden announced a significant reserve strengthening of ~$171mm in Q4'17 of which ~$139mm relates to Pine (workers' comp, general liability and commercial auto) – Pine Management believes this could result in a financial strength ratings downgrade of Maiden – A financial strength ratings downgrade of Maiden will have negative implications for Pine, including potentially higher capital requirements due to lower reinsurance credit

Source: Pine Management; Factset

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Key Special Committee activities and events Receipt of proposal by Stone Point Stone Point and the Family to acquire all of the outstanding common shares of Pine that are not currently January 9 owned or controlled by the Family for $12.25 per share (the Initial Proposal ) Announcement of formation of the Special Committee ( SC ) to consider the Initial Proposal on behalf of the Company s minority shareholders January 10 and announcement of Willkie, Farr & Gallagher ( Willkie ) as legal advisor to the SC January 19 SC appoints Deutsche Bank as financial advisor Due diligence, including: review of virtual data room several discussions with Company CEO, CFO and Deputy CFO regarding business, accounting and financial matters and credit ratings discussions with Company actuary regarding reserves and loss picks January 19 February 27 discussion with Company treasury and finance team regarding current and projected liquidity discussion with Company s external auditor (KPMG) regarding reserves and timing of 2017 audit discussions with several business unit leaders and co-chief chief investment officer regarding their business / financial / investment outlook review of legal matters including ongoing and threatened litigation Throughout February SC receives feedback from select institutional investors From February 8 SC conducts multiple rounds of price negotiations with Stone Point and the Family (see next page) From February 15 Legal documentation negotiations (merger contract, representation letter) February 21 SC is informed by Pine Management that it is likely that the 10-K filing will be delayed February 26 SC is informed by Pine Management that A.M. Best will convene a ratings committee meeting due to the delay in 10-K filing February 27 SC receives the latest draft of the 10-K February 28 Target transaction signing date; expected receipt of updated consolidated financials Deutsche Bank 3 Corporate & Investment Bank

Summary of price negotiations $17.50 Total # of bumps: 3 Total bump from initial offer: 10.2% $15.10 $14.00 $13.50 $12.90 $13.00 $12.25 $10.15 Stock price Initial offer Special Committee Revised offer Special Committee Revised offer Special Committee Revised offer pre-announcement counter offer #1 #1 counter offer #2 #2 counter offer #3 #3 (1/9/2018) (1/9/2018) (2/8/2018) (2/15/18) (2/22/18) (2/23/2018) (2/26/18) (2/26/18) Premium to 20.7% 27.1% 28.1% 33.0% undisturbed price ($10.15) Deutsche Bank 4 Corporate & Investment Bank

Summary of key offer terms

Consideration per share	– $13.50 per share
Consideration structure	– 100% cash
Total consideration	– ~88 million[a] shares not currently owned or controlled by the family stockholders and other insiders (includes employee-owned, excludes RSUs, PSUs and options) – Implied total consideration of ~$1.2 billion
Implied value	– ~$2.7 billion implied valuation for 100% (~202 million[a] fully diluted shares)
Implied multiples	– 0.83x P / BV as of 12/31/2017E ($16.26) – 1.17x P / TBV as of 12/31/2017E ($12.09) – 15.5x P / E for 2018E as per the Special Committee Case ($0.87) – 13.8x P / E for 2019E as per the Special Committee Case ($0.98)
Implied premium	– 33% premium to undisturbed share price on 1/9/2018 ($10.15) – 34% premium to 1-month prior to 1/9/2018 ($10.08) – 22% premium to 90-day VWAP until 1/9/2018 ($11.03)[b]

(a) Sourced from Pine capitalization table provided by Pine Management. Data as of 2/28/2018.
(b) Calculated as the average of daily volume weighted average prices.
Source: Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee; provided on 2/21/2018.

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Deutsche Bank Corporate & Investment Bank Section 2 Summary of financial projections

Summary of financial projections

Case 1, Case 2 and Ratings Downgrade Case are for reference only

	Description	Date prepared / provided	Combined ratio (2022E)	Premium growth (2017E-2022E)
2017 Projections	– Original projections prepared as part of Company annual cycle; Individual business unit budgets rolled up into a consolidated set of projections, normalizing for past performance of each unit; Several layers of review and approvals; Signed off by the Pine CFO and CEO – Provided to potential buyers in December 2017 / January 2018	Q4 2017	--	--
Case 1	– Largely consistent with 2017 Projections with several adjustments, including reflecting tax reform legislation with a lower projected corporate tax rate, reflecting recent transactions, and some operating adjustments reflecting an updated Q4 outlook	January 24, 2018	93.1%	5.1%
Case 2	– Represents a somewhat more challenging operating environment, reflecting the reputational and business pressures faced by Pine, slower growth, more conservative projected underwriting assumptions reflecting recent loss reserve activity, and a more conservative balance sheet in light of rating agency concerns – Pine Management confirmed that, as of February 16, 2018, Case 2 is their best estimate of the financial outlook for the Company	January 31, 2018	95.7%	3.2%
Special Committee Case (or "S.C. Case")	– Special Committee interviewed co-chief investment officer, leaders of key businesses, chief and pricing actuaries on their view of business / financial outlook in order to develop an independent view on key assumptions for the Special Committee Case – Special Committee instructed Pine Management to adjust Case 2 by incorporating Special Committee adjustments to assumptions approved by the Special Committee – Based on Pine Management's representations to the Special Committee, the Special Committee confirmed that Special Committee Case is their best estimate and judgment with respect to the future financial performance of Pine	February 21, 2018	94.3%	3.8%
Ratings Downgrade Case	– Pine Management highlighted to the Special Committee the risk of a potential ratings downgrade and likely negative consequences – Ratings Downgrade Case represents Pine Management view of the financial outlook for the Company under such circumstances	February 27, 2018	96.5%	(6.1%)

Source: Pine projections (Case 1, Case 2, Ratings Downgrade Case) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

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Key differences between the different cases over the projection period

Gross written premiums ($bn)


Annual growth:
5.7% 6.0% 4.5% 4.8% 5.0% 5.0%
5.7% 2.5% 3.2% 3.4% 3.5% 3.5%
5.7% 2.5% 3.2% 4.4% 4.5% 4.5%
5.7% (10)% (20)% (5.0)% 0.0% 5.0%
CAGR ('17 – '22): 5.1%
CAGR ('17 – '22): 3.2%
CAGR ('17 – '22): 3.8%
CAGR ('17 – '22): (6.4)%
$6.8 $6.8 $6.8 $6.8
$7.9 $7.9 $7.9 $7.9
$8.4 $8.4 $8.4 $8.4
$8.9 $8.6 $8.6 $7.6
$9.3 $8.9 $8.9 $6.1
$9.8 $9.2 $9.3 $5.7
$10.2 $9.5 $9.7 $5.7
$10.8 $9.8 $10.1 $6.0
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Underwriting profit ($mm)


CR LR CR LR CR LR CR LR
90.8% 88.1%
66.0% 61.8%
98.7% 94.2% 93.7% 93.4% 93.3% 93.1%
70.9% 67.2% 66.8% 66.6% 66.6% 66.6%
98.7% 95.7% 95.7% 95.7% 95.7% 95.7%
70.9% 68.5% 68.5% 68.5% 68.5% 68.5%
98.7% 95.7% 95.7% 95.2% 94.9% 94.3%
70.9% 68.5% 68.5% 68.1% 67.7% 67.2%
98.7% 98.8% 100.9% 99.0% 97.5% 96.5%
70.9% 70.6% 71.6% 70.6% 69.5% 68.5%
$340 $340 $340 $340
$296 $296 $296 $296
($351) ($351) ($351) ($351)
$316 $231 $231 $62
$354 $235 $235 ($37)
$389 $241 $268 $39
$416 $250 $300 $89
$445 $258 $347 $127
CAGR ('18 – '22): 9.0%
CAGR ('18 – '22): 2.9%
CAGR ('18 – '22): 10.7%
CAGR ('18 – '22): 19.7%
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Operating EPS[a]


Operating earnings ($mm):
$470 $409
$52 $244 $290 $343 $391 $441
$52 $176 $189 $212 $237 $263
$52 $176 $197 $252 $306 $374
$52 $43 $(27) $47 $98 $139
CAGR ('18 – '22): 17.2%
CAGR ('18 – '22): 10.6%
CAGR ('18 – '22): 21.1%
CAGR ('18 – '22): 34.1%
$2.79 $2.79 $2.79 $2.79
$2.34 $2.34 $2.34 $2.34
$0.27 $0.27 $0.27 $0.27
$1.21 $0.87 $0.87 $0.21
$1.44 $0.94 $0.98 ($0.13)
$1.71 $1.05 $1.25 $0.23
$1.98 $1.18 $1.52 $0.48
$2.28 $1.31 $1.88 $0.69
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

TBVPS[b]


ROTE: 32.6% 32.0%
2.9% 9.7% 11.0% 12.2% 13.1% 13.9%
2.9% 7.1% 7.4% 8.1% 8.7% 9.2%
2.9% 7.1% 7.8% 9.6% 11.1% 12.8%
2.9% 1.8% (1.2)% 2.2% 4.5% 6.4%
$8.20 $8.20 $8.20 $8.20
$6.50 $6.50 $6.50 $6.50
$12.44 $12.44 $12.44 $12.44
$13.07 $12.77 $12.73 $12.08
$13.90 $13.15 $13.09 $11.37
$14.92 $13.65 $13.68 $11.02
$16.15 $14.27 $14.48 $10.93
$17.62 $15.00 $15.57 $11.05
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Case 1 | Case 2 | Special Committee Case | Ratings Downside case

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(a) Based on fully diluted shares outstanding as reported by Pine Management
(b) Based on basic shares outstanding as reported by Pine Management

Source: *Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit*

7

Deutsche Bank Corporate & Investment Bank Section 3 Valuation summary

Preliminary valuation framework
Overview of valuation methodologies considered

	Valuation levers	Description / Comments
Trading valuation	A Public trading multiples	– Analysis of trading multiples for Pine and peers[a] relative to Pine – Price / Earnings, Price / Book Value, Price / Tangible Book Value are considered – Regression of Price / Book Value to Return on Equity (on a stated and tangible basis) is also used – Applied to Special Committee Case; Case 1 and Case 2 provided for reference only
DDM valuation	B Dividend discount model	– Discount future dividends and the calculated terminal equity value – Apply an appropriate discount rate reflecting the cost of equity for Pine and peers' relative to Pine – Sum-of the parts framework to separately value Tecmo (based on Pine estimate of $221.4mm of value as of 12/31/2017) and the contingent litigation asset (based on upper end of Willkie estimate of $15-$25mm) – Applied to Special Committee Case; Case 1 and Case 2 provided for reference only
M&A valuation	C Precedent insurance transactions	– Analysis of multiples paid in precedent change of control transactions – Price / Earnings, Price / Book Value, Price / Tangible Book Value are considered – Applied to Special Committee Case; Case 1 and Case 2 provided for reference only – Focus on targets with similar business mix (workers' comp intensive) as well as P&C businesses or sellers experiencing stress leading up to sale
M&A valuation	D Precedent minority squeeze-outs	– Review of precedent insurance minority squeeze-out bid premia relative to undisturbed price – Applied to unaffected stock price 1-day and 1-month prior to announcement, as well as 90-day VWAP
Reference metric	E Public market performance and research perspectives	– Current and recent stock price performance – Review of Wall Street analyst price targets

(a) Peers include AIZ, AMSF, AFG, AGII, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB.

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Preliminary valuation summary Case 1 and Case 2 are for reference only Multiple Valuation approach Metric Range Indicative share price Case 1 $1.21 7.0x 9.0x $8.45 $10.87 Case 1 (for reference only) Pine—historical P/E (a) Case 2 $0.87 7.0x 9.0x $6.12 $7.86 ratio Case 2 (for reference only) S.C. Case $0.87 7.0x 9.0x $6.12 $7.86 Case 1 $1.21 7.0x 10.0x $8.45 $12.08 S.C. Case Peer P/E with Pine (b) Case 2 $0.87 7.0x 10.0x $6.12 $8.74 discount valuation Public trading multiples S.C. Case $0.87 7.0x 10.0x $6.12 $8.74 A (2018E) Case 1 (9.8% ROTE) $12.09 0.71x 1.04x $8.57 $12.54 P/TBV regression (b) Case 2 (7.1% ROTE) $12.09 0.59x 0.86x $7.12 $10.41 Trading (implied discount ) S.C. Case (7.1% ROTE) $12.09 0.59x 0.86x $7.12 $10.41 Case 1 (7.3% ROE) $16.26 0.57x 0.83x $9.22 $13.50 P/BV regression (b) Case 2 (5.4% ROE) $16.26 0.46x 0.68x $7.55 $11.05 (implied discount ) S.C. Case (5.4% ROTE) $16.26 0.46x 0.68x $7.55 $11.05 Case 1 Terminal P/E 6.0x 10.0x $10.79 $17.56 Perpetuity growth 0.5% 2.5% $11.33 $18.29 valuation Dividend discount model Case 2 Terminal P/E 6.0x 10.0x $7.32 $11.12 B COE (12% 16%) Perpetuity growth 0.5% 2.5% $7.62 $11.52 DDM S.C. Case Terminal P/E 6.0x 10.0x $9.46 $15.00 Perpetuity growth 0.5% 2.5% $9.90 $15.60 P/BV $16.26 0.80x 1.20x $13.00 $19.51 P/TBV $12.09 0.90x 1.30x $10.88 $15.72 Precedent insurance Case 1 $1.21 10.0x 16.0x $12.08 $19.32 C transactions valuation NTM P/E Case 2 $0.87 10.0x 16.0x $8.74 $13.98 S.C. Case $0.87 10.0x 16.0x $8.74 $13.98 M&A 1-day $10.15 20% 40% $12.18 $14.21 Precedent minority D 1-month $10.08 20% 40% $12.10 $14.11 squeeze outs 90-day VWAP(c) $11.03 20% 40% $13.24 $15.44 Trading range since —Public market performance 3-month trading range $8.86 $14.07 announcement E ence & research perspectives ($12.35 $13.42) Refer metrics Research targets, unaffected $10.00 $16.00 $5.00 $10.00 $15.00 $20.00 $25.00 $10.15 $13.50 Unaffected share price Offer price Deutsche Bank Note: Market data as of 2/27/2018. (a) 2018E EPS Wall Street Research median is $1.35 (b) Discount is equal to the 1-yr and 5-yr discount at which Pine trades relative to peers on a P/NTM EPS 9 basis. (c) Calculated as the average of daily volume weighted average prices. Corporate & Investment Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit, SNL Financial, FactSet, Wall Street research. Historical financial information, including book value, tangible book value, diluted number of shares outstanding based on the latest available information provided the Company in draft form and subject to change upon receipt of consolidated financial statements for 2017

5-year stock price performance 1-yr 3-yr 5-yr Pine (44.3%) (53.8%) (19.1%) Pine—unaffected (54.6%) (62.3%) (34.0%) $40.00 Peers 3.1% 51.6% 98.5% S&P 500 15.8% 30.4% 80.8% $35.00 98.5% $30.00 ) ice 80.8% p r ine $25.00 P to rebased $20.00 ( price Stock $15.00 $12.45 (19.1%) $10.00 $10.15 (32.8)% January 9, 2018: Stone Point $5.00 and Family make an offer to acquire outstanding shares of common stock for $12.25/share $0.00 2013 2014 2015 2016 2017 2018 Pine Peers S&P 500 Deutsche Bank Note: Market data as of 2/27/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Pine unaffected price taken as 10 of 1/9/2018. Corporate & Investment Bank Source: SNL Financial, Factset.

Stock price performance since 3 months prior to announcement $16.00 $15.00 7.6% $14.00 rice) (2.4%) p $13.50 Pine $13.00 o t e d $12.45 rebas $12.00 (9.4%) ( November 6, 2017: November 8, 2017: Pine e ric Pine announces sale of announces Q3 earnings, Tecmo including adverse $11.03 p k c $11.00 development cover of S to $326.9mm Unaffected price $10.00 (26.1%) January 9, 2018: Stone Point and Family make offer to acquire $9.00 outstanding shares of common stock for $12.25/share $8.00 Oct-2017 Nov-2017 Jan-2018 Feb-2018 Pine Peers S&P 500 Offer price 3-month VWAP(a) Deutsche Bank Note: Market data as of 2/27/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. 11 (a) Calculated as the average of daily volume weighted average prices for the three months ended January 9, 2018. Corporate & Investment Bank Source: SNL Financial, FactSet

A 5-year history of P/NTM EPS Average(a) Current 1 year 5 year Pine 8.8x 7.2x 9.1x 20.0x Peers 15.1x 16.8x 14.3x Historical Pine discount (57%) (36%) Implied benchmark relative to 6.5x 9.7x current peer multiple 16.0x 15.1x 5-yr average: 14.3x E PS TM 12.0x N / P 5-yr average: 9.1x 8.8x 8.0x 1-yr average: 7.2x 4.0x 2013 2014 2015 2016 2017 2018 Pine Peers Deutsche Bank Note: Market data as of 2/27/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Pine metrics post announcement of Stone Point 12 offer calculated using unaffected stock price as of 1/9/2018. Corporate & Investment Bank (a) Pine averages exclude data points post the announcement of the Stone Point offer. Source: FactSet

A 5-year history of P/BVPS and P/TBVPS P/BVPS history P/TBVPS history Average(a) Average(a) 3.20x Current 1-yr 3-yr 5-yr Current 1-yr 3-yr 5-yr 5.20x Pine 0.94x 1.12x 1.82x 1.94x Pine 1.92x 2.22x 3.07x 3.44x Peers 1.56x 1.57x 1.36x 1.25x Peers 1.68x 1.75x 1.50x 1.37x 3.20x 2.50x 3.67x 2.50x P/ BV TBV 1.80x P / P/BV 1.56x 1.91x 1.80x 2.13x 1.92x 1.10x 1.68x 0.94x 0.77x 1.03x 1.10x 0.99x 0.61x 0.60x 0.40x Case 1: 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 7.3% Case 1: Operating Case 2: Operating 9.8% ROE: 21.5% 24.7% 19.9% 13.3% 1.8%(b) 5.4% 41.6% 51.5% 39.1% 31.8% 2.8% 0.40x ROTE: Case 2: Jan-13 Jan-14 Jan-15 SC Case: Jan-16 Jan-17 Jan-18 7.1% 5.4% SC Case: Pine—stated Pine—pro-forma for Tecmo sale (starting 11/6/2017) Peers 7.1% Note: Market data as of 2/27/2018. Peers include AFG, AGII, AIZ (pro-forma for The Warranty Group acquisition), AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Deutsche Bank Pine BVPS and TBVPS (prepared by Pine Management projections in Case 1, Case 2, Spscial Committee Case) are pro-forma for Tecmo sale of $16.26 and $12.09 for BVPS 13 and TBVPS, respectively. Corporate & Investment Bank (a) Averages exclude data points post the announcement of the Stone Point offer. (b) Pro-forma for Tecmo sale based on Pine management estimates. Source: SNL Financial, Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Case 1 and Case 2 are A P/TBV vs. ROTE regression for reference only Implied Discount 12/31/2017 Implied 2018E ROTE P/TBV 57% 36% TBVPS price Case 1 9.8% 1.63x 0.71x 1.04x $12.09 $8.57—$12.54 2.50x Case 2 7.1% 1.36x 0.59x 0.86x $12.09 $7.12—$10.41 MKL S.C. Case 7.1% 1.36x 0.59x 0.86x $12.09 $7.12—$10.41 AMSF PRA y = 10.383x + 0.6179 2.00x AFG SIGI R = 0.6938 THG WRB Pine—Case 1, Implied /TBV 1.50x EIG P Pine—S.C. Case / Case 2, Implied NAVG CNA AGII 1.04x Pine—Case 1, 36% 1.00x Pine—S.C. Case / Case 2, discount 36% discount 0.86x Pine—S.C. Case / Case 2, Actual Pine—Case 1, Actual 0.71x Pine—Case 1, 57% discount 0.59x Pine—S.C. Case / Case 2, 57% discount 0.50x 5.0% 6.0% 7.0%7.1% 8.0% 9.0% 9.8% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 2018E ROTE Deutsche Bank Note: Market data as of 2/27/2018. AIZ, PRA and MKL excluded from regression line. 14 Source: FactSet, SNL Financial, Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction Corporate & Investment Bank of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Case 1 and Case 2 are A P/BV vs. ROE regression for reference only Implied Discount 12/31/2017 Implied 2018E ROE P/BV 57% 36% BVPS price 2.50x Case 1 7.3% 1.31x 0.57x 0.83x $16.26 $9.23—$13.50 Case 2 5.4% 1.07x 0.46x 0.68x $16.26 $7.55—$11.05 AMSF S.C. Case 5.4% 1.07x 0.46x 0.68x $16.26 $7.55—$11.05 y = 11.943x + 0.4291 R = 0.6704 SIGI AFG 1.75x MKL PRA WRB THG JRVR P/BV EIG NAVG Pine—Case 1, Implied Pine—S.C. Case / Case 2, CNA Implied AIZ 1.00x AGII 0.83x Pine—Case 1, Pine—S.C. Case / Case 2, 36% discount 36% discount 0.68x Pine—S.C. Case / Case 2, Pine—Case 1, Actual Actual 0.57x Pine—Case 1, Pine—S.C. Case / Case 2, 57% discount 0.46x 57% discount 0.25x 3.0% 5.0% 5.4% 7.0% 7.3% 9.0% 11.0% 13.0% 15.0% 2018E ROE Deutsche Bank Note: Market data as of 2/27/2018. AIZ, PRA and MKL excluded from regression line. 15 Source: FactSet, SNL Financial, Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (Special Committee Case) prepared at the direction Corporate & Investment Bank of the Special Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

B Cost of equity framework

Analysis of peers' betas

Peers	Market value of equity ($bn)[a]	Debt / total cap.	Beta Levered	Beta Unlevered	Estimated COE
Pine[b]	**$2,048**	**53.6%**	**1.05**	**0.55**	**11.9%**
AFG	10,466	11.1%	0.89	0.81	10.1%
AGII	1,856	23.8%	0.78	0.63	10.1%
AIZ	4,711	18.5%	0.98	0.84	10.9%
AMSF	1,117	0.0%	0.90	0.90	11.0%
CNA	14,115	16.8%	0.99	0.86	10.5%
EIG	1,319	1.5%	1.05	1.04	12.1%
JRVR	1,009	16.7%	0.70	0.61	10.0%
MKL	15,647	16.5%	0.81	0.70	9.3%
NAVG	1,692	13.5%	0.92	0.82	11.1%
PRA	2,638	13.5%	0.77	0.68	9.9%
SIGI	3,484	11.2%	1.00	0.91	11.5%
THG	4,799	14.1%	0.87	0.77	10.0%
WRB	8,689	22.3%	0.84	0.69	9.8%
Median	**--**	**14.1%**	**0.89**	**0.81**	**10.1%**

Median of peers' unlevered beta	**0.81**
Pine leverage	**53.6%**
Implied Pine levered beta	**1.56**

Cost of equity calculation

	Pine levered 5-yr beta	Pine levered Peer beta
Risk-free rate (20-yr)	3.06%	3.06%
Unlevered beta	0.56	0.81
Levered beta	**1.05**	**1.56**
Equity risk premium	6.9%	6.9%
Size premium	1.7%	1.7%
Cost of equity	**12.0%**	**15.5%**

Cost of equity sensitivity analysis

Debt / total cap.	Peer unlevered beta 0.60	0.70	0.81	0.80	0.90
45.0%	11.6%	12.7%	14.0%	13.9%	15.0%
50.0%	12.2%	13.4%	14.8%	14.7%	15.9%
53.6%	12.7%	14.0%	15.5%	15.3%	16.7%
55.0%	12.9%	14.3%	15.8%	15.6%	17.0%
60.0%	13.8%	15.3%	17.1%	16.9%	18.4%

Deutsche Bank
Corporate & Investment Bank

Note: Market data as of 2/27/2018. Risk-free rate taken as 20-year US government bond yield as of 2/27/2018. Historical risk premium from Ibbotson. Size premium from Ibbotson. Betas represent 5-year historical adjusted betas from Bloomberg.
(a) Fully diluted market value.
(b) Pine fully-diluted market value represents unaffected stock price of $10.15. Pine historical beta is calculated as of unaffected date of 1/9/2018.
Source: Ibbotson 2017 SBBI Yearbook, Bloomberg, SNL Financial

16

B Dividend discount model Special Committee Case 2018E 2019E 2020E 2021E 2022E Assumptions EPS $0.87 $0.98 $1.25 $1.52 $1.88 Valuation as of YE EPS ex. Tecmo $0.84 $0.94 $1.18 $1.43 $1.77 Dividends per share $0.74 $0.77 $0.81 $0.85 2017 Uses mid-year Present value Terminal value discounting @ 1/1/18 @ 12/31/21 Company keeps capital A. Cash flows structure the same Discount factor 0.9 0.8 0.7 0.6 0.6 going forward Discounted dividends 0.69 0.64 0.59 0.54 Present value of dividends (14.0% CoE) $2.45 B. Terminal value Terminal P/E (@ 8.0x) $8.38 $14.15 Perpetuity growth rate (14.0% CoE, 1.5% growth $8.38 $14.15 (a) C. Value of Tecmo stake (49%) $1.10 Components of present (b) D. Value of contingent litigation asset $0.12 value Total value (A+B+C) Terminal P/E $12.06 Perpetuity growth rate $12.06 $1.22 Sensitivity analyses P/E multiple Perpetuity growth rate $8.38 $12.06 $12.06 6.0x 7.0x 8.0x 9.0x 10.0x $12.06 0.5% 1.0% 1.5% 2.0% 2.5% 12.0% $10.51 $11.63 $12.75 $13.88 $15.00 12.0% $13.54 $13.98 $14.47 $15.00 $15.60 ty 13.0% 10.23 11.31 12.40 13.48 14.57 ty 13.0% 12.40 12.76 13.15 13.58 14.05 $2.45 ui q q ui ee Dividends Terminal Tecmo / Total value o f 14.0% 9.96 11.01 12.06 13.10 14.15 f o 14.0% 11.43 11.73 12.06 12.40 12.78 value other adj. st st o C 15.0% 9.70 10.72 11.73 12.74 13.75 C o 15.0% 10.61 10.86 11.13 11.42 11.73 16.0% 9.46 10.44 11.41 12.39 13.37 16.0% 9.90 10.11 10.34 10.58 10.83 Implied terminal P/BV 0.66x 0.77x 0.87x 0.98x 1.09x Implied terminal P/TBV 0.83x 0.97x 1.11x 1.25x 1.39x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares (as provided by Pine Management in financial projections on 2/21/2018). 17 (b) Based on high end of Willkie s estimated range of $15-$25mm. Corporate & Investment Bank Source: Pine projections (Special Committee Case) prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. Projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Case 1 is for reference B Dividend discount model only Case 1 2018E 2019E 2020E 2021E 2022E EPS $1.21 $1.44 $1.71 $1.98 $2.28 Assumptions EPS ex. Tecmo $1.18 $1.40 $1.64 $1.89 $2.17 All projections provided Dividends per share $0.74 $0.77 $0.81 $0.85 by Pine management Valuation as of YE Present value Terminal value 2017 @ 1/1/18 @ 12/31/21 Uses mid-year A. Cash flows discounting Discount factor 0.9 0.8 0.7 0.6 0.6 Company keeps capital Discounted dividends 0.69 0.64 0.59 0.54 structure the same Present value of dividends (14.0% CoE) $2.45 going forward B. Terminal value Terminal P/E (@ 8.0x) $10.28 $17.37 Perpetuity growth rate (14.0% CoE, 1.5% growth $10.28 $17.37 (a) C. Value of Tecmo stake (49%) $1.10 (b) Components of present D. Value of contingent litigation asset $0.12 value Total value (A+B+C+D) Terminal P/E $13.96 $1.22 Perpetuity growth rate $13.96 Sensitivity analyses P/E multiple Perpetuity growth rate $10.28 $13.96 $13.96 6.0x 7.0x 8.0x 9.0x 10.0x $13.96 0.5% 1.0% 1.5% 2.0% 2.5% 12.0% $12.04 $13.42 $14.80 $16.18 $17.56 12.0% $15.76 $16.30 $16.90 $17.56 $18.29 $2.45 equity 13.0% 11.71 13.04 14.37 15.70 17.03 equity 13.0% 14.37 14.81 15.30 15.82 16.40 Dividends Terminal Tecmo / Totalof 14.0% 11.39 12.67 13.96 15.25 16.53of 14.0% 13.20 13.56 13.96 14.39 14.85 value other adj. value Cost 15.0% 11.08 12.33 13.57 14.81 16.05 Cost 15.0% 12.20 12.50 12.83 13.18 13.57 16.0% 10.79 11.99 13.19 14.39 15.59 16.0% 11.33 11.59 11.87 12.16 12.48 Implied terminal P/BV 0.73x 0.85x 0.97x 1.10x 1.22x Implied terminal P/TBV 0.91x 1.06x 1.21x 1.36x 1.52x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares (as provided by Pine Management in financial projections on 1/24/2018). 18 (b) Based on high end of Willkie s estimated range of $15-$25mm. Corporate & Investment Bank Source: Pine projections (Case 1) prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Case 2 is for reference B Dividend discount model only Case 2 2018E 2019E 2020E 2021E 2022E Assumptions EPS $0.87 $0.94 $1.05 $1.18 $1.31 All projections provided EPS ex. Tecmo $0.84 $0.89 $0.98 $1.09 $1.20 by Pine management Dividends per share $0.70 $0.70 $0.70 $0.70 Valuation as of YE Present value Terminal value 2017 @ 1/1/18 @ 12/31/21 Uses mid-year A. Cash flows discounting Discount factor 0.9 0.8 0.7 0.6 0.6 Company keeps capital Discounted dividends 0.66 0.58 0.51 0.44 structure the same Present value of dividends (14.0% CoE) $2.19 going forward B. Terminal value Terminal P/E (@ 8.0x) $5.69 $9.61 Perpetuity growth rate (14.0% CoE, 1.5% growth $5.69 $9.61 C. Value of Tecmo stake (49%) $1.10(a) Components of present D. Value of contingent litigation asset $0.12(b) value Total value (A+B+C+D) Terminal P/E $9.10 Perpetuity growth rate $9.10 Sensitivity analyses $1.22 P/E multiple Perpetuity growth rate $5.69 $9.10 6.0x 7.0x 8.0x 9.0x 10.0x $9.10 0.5% 1.0% 1.5% 2.0% 2.5% $9.10 12.0% $8.06 $8.82 $9.59 $10.35 $11.12 12.0% $10.12 $10.42 $10.75 $11.12 $11.52 $2.19 equity 13.0% 7.86 8.60 9.34 10.07 10.81 equity 13.0% 9.34 9.58 9.85 10.14 10.46 Dividends Terminal Tecmo / Total value value other adj. of 14.0% 7.68 8.39 9.10 9.81 10.52 of 14.0% 8.68 8.88 9.10 9.34 9.59 Cost 15.0% 7.49 8.18 8.87 9.55 10.24 Cost 15.0% 8.11 8.28 8.46 8.66 8.87 16.0% 7.32 7.98 8.65 9.31 9.97 16.0% 7.62 7.76 7.92 8.08 8.25 Implied terminal P/BV 0.45x 0.53x 0.60x 0.68x 0.75x Implied terminal P/TBV 0.57x 0.67x 0.77x 0.86x 0.96x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares (as provided by Pine Management in financial projections on 1/31/2018). 19 (b) Based on high end of Willkie s estimated range of $15-$25mm. Corporate & Investment Bank Source: Pine projections (Case 2) prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Ratings Downgrade B Dividend discount model Case is for reference Ratings Downgrade Case only 2018E 2019E 2020E 2021E 2022E Assumptions EPS $0.21 ($0.13) $0.23 $0.48 $0.69 EPS ex. Tecmo $0.18 ($0.17) $0.16 $0.39 $0.58 All projections provided Dividends per share $0.68 $0.66 $0.67 $0.68 by Pine management Valuation as of YE Present value Terminal value 2017 @ 1/1/18 @ 12/31/21 Uses mid-year A. Cash flows discounting Discount factor 0.9 0.8 0.7 0.6 0.6 Company keeps capital Discounted dividends 0.64 0.55 0.48 0.43 structure the same Present value of dividends (14.0% CoE) $2.09 going forward B. Terminal value Terminal P/E (@ 8.0x) $2.77 $4.67 Perpetuity growth rate (14.0% CoE, 1.5% growth) $2.77 $4.67 C. Value of Tecmo stake (49%) $1.10 D. Value of contingent litigation asset $0.12 Components of present value Total value (A+B+C) Terminal P/E $6.08 Perpetuity growth rate $6.08 Sensitivity analyses P/E multiple Perpetuity growth rate $6.08 6.0x 7.0x 8.0x 9.0x 10.0x $6.08 0.5% 1.0% 1.5% 2.0% 2.5% $1.22 12.0% $5.61 $5.98 $6.35 $6.73 $7.10 12.0% $6.61 $6.76 $6.92 $7.10 $7.29 $2.77 $6.08 ty i 13.0% 5.50 5.86 6.22 6.57 6.93 ty i 13.0% 6.22 6.33 6.46 6.61 6.76 $2.09 e qu e qu f 14.0% 5.39 5.74 6.08 6.43 6.77f 14.0% 5.88 5.98 6.08 6.20 6.32 Dividends Terminal Tecmo / Total value o o value other adj. Cost 15.0% 5.29 5.62 5.95 6.29 6.62 Cost 15.0% 5.59 5.67 5.76 5.85 5.95 16.0% 5.19 5.51 5.83 6.15 6.48 16.0% 5.33 5.40 5.47 5.55 5.64 Implied terminal P/BV 0.27x 0.31x 0.36x 0.40x 0.45x Implied terminal P/TBV 0.39x 0.46x 0.52x 0.59x 0.65x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 20 (b) Based on Willkie, Farr & Gallagher s estimated conservative value of $25mm. Corporate & Investment Bank Note: Assumes weighted average and end of period shares outstanding are the same for all years. Source: Pine projections (Ratings Downgrade Case) prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

C Precedent insurance transactions

Ann. date	Acquiror	Target (% Workers' comp)	Deal size ($mm)	Price multiples NTM P/E	P/B	P/TBV	Final offer premium to 1-day	1-week	1-month	90-day VWAP
Workers comp										
30-Dec-14	Fosun International	Meadowbrook (~53%)	433	16.7x	0.95x	1.01x	21.3%	29.1%	42.0%	39.0%
24-Sep-13	ProAssurance Corporation	Eastern Insurance Holdings Inc (100%)	205	14.8x	1.46x	1.63x	15.8%	18.7%	17.1%	19.5%
27-Aug-12	Enstar Group	SeaBright (100%)	252	32.4x	0.71x	0.72x	34.3%	29.8%	29.2%	30.3%
10-Jun-10	Old Republic International Corporation	PMA Capital Corporation (~83%)	228	9.5x	0.55x	0.59x	16.2%	5.2%	0.7%	7.6%
18-Feb-10	Fairfax Financial Holdings Limited	Zenith National Insurance Corp (~100%)	1,321	n/m	1.36x	1.39x	31.4%	37.8%	26.6%	30.1%
		Average:		**18.4x**	**0.92x**	**0.99x**	**21.9%**	**20.7%**	**22.3%**	**24.1%**
		Median:		**15.8x**	**0.83x**	**0.86x**	**18.8%**	**23.9%**	**23.1%**	**24.9%**
P&C stressed situations										
5-Dec-16	Liberty Mutual	Ironshore	3,000	n/a	1.41x	1.45x	n/a	n/a	n/a	n/a
27-Jul-15	White Mountains	Sirius	2,235	n/a	1.11x	1.28x	n/a	n/a	n/a	n/a
3-May-15	Fosun International Limited	Ironshore	1,975	n/a	1.34x	1.40x	n/a	n/a	n/a	n/a
14-Apr-15	Exor	PartnerRe	6,095	14.8x	0.95x	1.04x	17.9%	22.6%	24.2%	22.0%
31-Mar-15	Endurance	Montpelier Re	1,831	13.2x	1.21x	1.21x	19.4%	16.0%	22.9%	23.8%
24-Nov-14	RenaissanceRe	Platinum Underwriters	1,925	17.0x	1.13x	1.13x	24.0%	24.2%	24.2%	23.2%
3-Jun-13	Fairfax	American Safety	316	18.5x	0.97x	1.04x	26.3%	26.6%	29.4%	24.5%
19-Dec-12	Markel	Alterra	3,130	13.9x	1.07x	1.09x	33.8%	33.2%	40.1%	31.3%
30-Aug-12	Validus	Flagstone	623	15.5x	0.73x	0.73x	19.4%	20.6%	23.1%	13.7%
21-Nov-11	Alleghany	Transatlantic	3,431	19.3x	0.86x	0.86x	35.9%	32.3%	23.3%	25.6%
28-Oct-10	Fairfax	First Mercury	294	10.3x	0.97x	1.22x	45.2%	51.7%	67.3%	64.8%
15-Jul-10	ProSight Specialty Insurance	NYMAGIC	230	12.6x	1.00x	1.00x	23.5%	24.1%	26.0%	23.8%
9-Jul-09	Validus	IPC Holdings	1,670	7.1x	0.90x	0.90x	24.9%	18.3%	24.9%	19.7%
16-Apr-09	Farmers Exchanges	AIG US Personal Lines business	1,900	n/a	0.85x	1.00x	n/a	n/a	n/a	n/a
5-Aug-08	Tower Group	CastlePoint Holdings	490	7.3x	1.16x	1.16x	42.8%	37.5%	31.1%	29.0%
		Average:		**15.0x**	**1.06x**	**1.12x**	**27.3%**	**27.9%**	**31.2%**	**28.1%**
		Median:		**14.8x**	**1.03x**	**1.11x**	**24.0%**	**24.2%**	**24.2%**	**23.8%**

Note: Transactions over $200mm in deal value have been considered. Workers' comp focused companies have 50% or more GPW or NPW from workers' comp LoB.
Source: Company filings, Thomson Reuters, Factset, SNL Financial

Deutsche Bank
Corporate & Investment Bank
21

D

Precedent squeeze-outs

Insurance companies

Ann. date	Acquiror	Target	Stake acquired	Deal size ($mm)	Final offer premium to 1-day	Final offer premium to 1-week	Final offer premium to 1-month	Final offer premium to 90-day VWAP
Squeeze-outs								
7-Mar-16	American Financial Group	National Interstate	49%	318	43.7%	45.0%	39.5%	29.8%
1-Nov-10	CNA Financial	CNA Surety	38%	454	37.9%	38.7%	48.2%	51.0%
26-Aug-10	Berkshire Hathaway	Wesco Financial	20%	548	18.6%	15.4%	14.2%	14.5%
4-Sep-09	Fairfax Financial	Odyssey Re Holdings	27%	1,041	29.8%	29.7%	40.5%	47.2%
29-Jun-09	First American	First Advantage	26%	308	48.0%	67.8%	39.9%	41.3%
1-Dec-08	Fairfax Financial	Northbridge	37%	553	21.0%	27.6%	38.1%	34.9%
5-Mar-08	Nationwide Mutual Insurance	Nationwide Financial Services	33%	805	28.3%	17.9%	18.9%	21.5%
17-Jul-07	Alfa Mutual Group	Alfa Corporation	46%	819	44.7%	40.6%	29.8%	30.8%
22-Feb-07	American Financial Group	Great American Financial Resources	19%	225	13.0%	15.0%	12.5%	9.3%
25-Jan-07	AIG	21st Century Insurance	39%	811	32.6%	31.2%	24.9%	30.3%
30-Aug-00	AXA Group	AXA Financial	40%	10,238	13.0%	18.1%	54.2%	41.8%
27-Mar-00	The Hartford Financial Services Group	Hartford Life	19%	1,309	9.0%	24.5%	46.6%	n/a
		Average:			**28.3%**	**31.0%**	**33.9%**	**32.0%**
		Median:			**29.1%**	**28.7%**	**38.8%**	**30.8%**

Note: Includes domestic insurance transactions since 2000 over $200mm in deal value.
Source: Company filings, Thomson Reuters, Factset, SNL Financial, press articles

Deutsche Bank
Corporate & Investment Bank
22

D Precedent squeeze-outs Non-insurance companies Final offer premium to Stake Deal size 90-day Ann. date Acquiror Target acquired ($mm) 1-day 1-week 1-month VWAP 7-May-13 Pioneer Natural Resources Pioneer Southwest Energy 48% 764 56.7% 55.8% 63.7% 65.1% 28-Nov-12 Danfoss A/S Danfoss Power 24% 690 48.6% 52.3% 48.8% 46.9% 21-Mar-10 CONSOL Energy CNX Gas Corp 17% 964 24.2% 45.8% 37.8% 35.1% 9-Oct-06 Nielsen Holdings NetRatings 40% 329 44.1% 47.6% 42.9% 51.5% 3-Mar-05 Vishay Intertechnology Siliconix 20% 202 18.3% 21.4% 12.6% 7.0% 20-Aug-02 Unocal Corp Pure Resources 42% 512 22.6% 27.0% 18.6% 12.3% 19-Feb-02 Sabre Holdings Travelocity.com 30% 447 45.8% 48.3% 19.5% 17.9% 15-Feb-01 Westfield America Trust Westfield America 43% 268 12.5% 9.7% 12.6% 17.8% 21-Sep-00 Ford Motor Hertz 19% 706 46.4% 42.4% 6.8% 19.7% 14-Aug-00 News Corp BHC Communications 24% 888 16.4% 11.4% 13.8% 10.7% 31-Jan-00 Thermo Electron Corporation Thermo Instrument Systems 11% 301 27.5% 29.0% 83.4% 69.7% Average: 33.0% 35.5% 32.8% 32.1% Median: 27.5% 42.4% 19.5% 19.7% Deutsche Bank Note: Includes domestic transactions since 2000 over $200mm in deal value. 23 Corporate & Investment Bank Source: Company filings, Thomson Reuters, Factset, SNL Financial, press articles

E Research analyst price targets (unaffected and current)



$16.00
$16.00
$15.00
$15.00
$12.00
$12.00
$10.00
$13.50
N/A
N/A
N/A
N/A
Current research median: $14.25
Unaffected research median: $13.50
SunTrust
Compass Point
FBR
KBW
William Blair
JMP
Unaffected
Current

Deutsche Bank
Corporate & Investment Bank

Note: Represents unaffected share price targets of research analysts prior to announcement of offer to buy out the minority shareholders of Pine. Current price targets as of 26th February, 2018

Source: Thomson Eikon, Wall Street research, Research summary provided by Pine Management

24

IMPORTANT: This presentation (the Presentation ) has been prepared by Deutsche Bank s investment banking department for the benefit and internal use of the recipient (the Recipient ) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas ( DBTCA ) nor any of their banking affiliates is responsible for the obligations of Deutsche Bank Securities Inc. or any U.S. Broker-dealer affiliate. Unless specified otherwise, deposit products are provided by DBTCA, Member FDIC. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the Information ) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law). This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient’s business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. The Presentation is not exhaustive and does not serve as legal, accounting, tax, investment or any other kind of advice. This Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Bank has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary or other relationship between the Recipient and Deutsche Bank. Deutsche Bank Corporate & Investment Bank